UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Secured Debenture Purchase Agreement

On October 25, 2022, Ideanomics, Inc. (the “Company”) entered into a Secured Debenture Purchase Agreement (the “SDPA”) with YA II PN, LTD., an institutional investor (the “Investor”), and simultaneously consummated the sale to the Investor of a Secured Convertible Debenture (the “Debenture”) in a private placement pursuant to the SDPA. Upon the terms and subject to the conditions contained in the SDPA, the Company issued and sold to the Investor, and the Investor purchased the Debenture in the principal amount of $6,500,000 upon the signing of the SDPA (the “Closing”), provided, however, that the Company has agreed to provide the Investor with a lien on all the assets of the Company; provided, further, however, the Company shall receive a net amount of $5,000,000 after payment of the agreed upon financing fee of $1,500,000.

The Company agreed not to issue any common stock pursuant to the transactions contemplated in the SDPA or any other transaction documents (including the conversion shares) if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock that the Company may issue in this transaction in compliance with the Company’s obligations under the rules or regulations of Nasdaq Stock Market (“Principal Market”) (the number of shares which may be issued without violating such rules and regulations shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount (“Cap Approval”) or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Investor.

Under the SDPA, the Company also agreed not to effect any advances under the SEPA until two weeks following the Closing.

From the Closing until the second anniversary of the SDPA, the Investor has a right of first refusal if the Company receives a bona fide offer from any third party in connection with any binding proposal for any equity, convertible and variable rate financings (the “Financing Offer”). Each time the Company receives a bona fide offer for a Financing Offer that the Company desires to accept, the Company shall first make an offering of the Financing Offer to the Investor (in such case, the “ROFR Holder”) in accordance with the provisions set forth in the SDPA prior to accepting the Financing Offer from the third party.

On or before November 25, 2022, the Company’s officers and/or directors agreed to purchase a minimum aggregate of $500,000 (or such other amount to be mutually agreed) of Common Stock of the Company.

In the event that the Closing shall not have occurred with respect to the Investor within five days from the Closing, then the Investor shall have the right to terminate its obligations under the SDPA with respect to itself at any time on or after the close of business on such date without liability of the Investor to any other party; provided, however, the right to terminate the SDPA shall not be available to the Investor if the failure of the transactions contemplated by the SDPA to have been consummated by such date is the result of the Investor’s breach of the SDPA and the abandonment of the sale and purchase of the Debenture shall be applicable only to the Investor providing such written notice, provided further that no such termination shall affect any obligation of the Company under the SDPA to reimburse the Investor for the expenses described herein.

The SDPA also contains customary representations, warranties, covenants and certain conditions to each party’s obligations under the SDPA. The SDPA is subject to certain post-closing obligations set forth in the SDPA.

The foregoing description of the SDPA is qualified in its entirety by reference to the full text of the SDPA, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Secured Convertible Debenture

On the Closing, the Company entered into the Debenture, dated as of the Closing, with the Investor with a principal amount of $6,500,000 (the “Principal”).

The conversion price is not subject to adjustment except for subdivisions or combinations of common stock. The Principal, accrued and unpaid interest, and any other amounts outstanding pursuant to the terms of the Debenture will mature on February 24, 2023 (the “Maturity Date”), unless earlier converted or redeemed by the Company. Interest shall accrue on the outstanding Principal at an annual rate equal to 8%; provided that such interest rate shall be increased to 18% upon an Event of Default (as discussed in the Debenture). At any time before the Maturity Date, the Investor may convert the Debenture at its option into shares of the Company’s common stock at a variable conversion price of 95% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion date or other date of determination, but not lower than $0.05 per share (the “Floor Price”). The Investor shall not have the right to convert any portion of the Debenture to the extent that after giving effect to such conversion, the Investor, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion. Since the Investor will not be obligated to report to the Company the number of shares of common stock it may hold at the time of conversion, unless the conversion at issue would result in the issuance of shares of common stock in excess of 4.99% of the then outstanding shares of common stock without regard to any other shares which may be beneficially owned by the Investor, the Investor shall have the authority, responsibility and obligation to determine whether the beneficial ownership restriction contained in the Debenture will limit any particular conversion thereunder and to the extent that the Investor determines that the beneficial ownership limitation contained in the Debenture applies, the determination of which portion of the Principal amount of the Debenture is convertible shall be the responsibility and obligation of the Investor.

If, at any time after the Closing, the daily VWAP is less than the Floor Price, then in effect for 5 of any 7 consecutive trading days (the first day of each such day of each such occurrence, a “Triggering Date”), then the Company shall make monthly payments beginning on the date which is 10 calendar days after the Triggering Date. Each monthly payment shall be in an amount equal to the sum of (i) the Principal amount of $2.0 million, (ii) the redemption premium in respect of such Principal, and (iii) accrued and unpaid interest hereunder as of each payment date. The obligation of the Company to make monthly payments hereunder shall cease if, any time after the applicable Triggering Date, (i) the Company provides a reset notice (each, a “Reset Notice”) setting forth a reduced Floor Price equal to no more than 85% of the VWAP on the Trading Day immediately prior to the Reset Notice, or (ii) the daily VWAP is greater than the Floor Price for a period of 5 consecutive Trading Days, unless a subsequent Triggering Date occurs.

The Company has the right to redeem (“Optional Redemption”) early a portion or all amounts outstanding under the Debenture; provided that the Company provides the Investor a redemption notice of its desire to exercise an Optional Redemption. Each redemption notice shall be irrevocable and shall specify the outstanding balance of the Debenture to be redeemed and the applicable redemption premium. The “Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus the applicable redemption premium, plus all accrued and unpaid interest. After receipt of the redemption notice, the Investor shall have ten business days to elect to convert all or any portion of the Debenture. On the 11th business day after the redemption notice, the Company shall deliver to the Investor the Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions effected during the ten business day period.

The Debenture contains customary events of default, indemnification obligations of the Company, and other obligations and rights of the parties.

A copy of the Debenture is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Pledge Agreement

As of the Closing, as a condition to the Investor’s purchase of the Debenture the pledgors agreed to enter into a Pledge Agreement in the form attached as Exhibit 10.3 to this Current Report on Form 8-K (“Pledge Agreement”), and each pledgor agreed to make the Pledge Agreement, for the benefit of the Investor, to secure each pledgor’s obligations, indebtedness and liabilities to the Investor, whether now existing or hereafter created, arising or acquired. Under the Pledge Agreement, to secure the full and timely payment, performance and satisfaction of the obligations, including the obligations, indebtedness and liabilities of the pledgors to the secured party under the transaction documents, each pledgor thereby pledged to the secured party, and granted to the secured party a security interest in the Pledged Collateral (as defined in the Pledge Agreement). The secured party shall have all of the rights and remedies of a secured party under the UCC, under any Other Lien Laws (as defined in the Pledge Agreement), and under other applicable law and in equity, with respect to the Pledged Collateral (as defined in the Pledge Agreement).

The Pledge Agreement shall continue in full force and effect and be binding upon the pledgors until all obligations secured by the Pledge Agreement shall have been fully paid and satisfied (such that there is no outstanding secured obligation), there is no commitment on the part of the secured party to make advances, incur obligations or otherwise give value, and the secured party shall have given the pledgors written notice of the termination of the Pledge Agreement (excluding provisions that by their terms survive termination of the Pledge Agreement). The secured party shall not be obligated to give the pledgors written notice of the termination of the Pledge Agreement, or to terminate any UCC financing statements or other lien filings, until all of the Obligations have been fully paid and satisfied (such that there is no outstanding secured obligation), there is no commitment on the part of the secured party to make an advance, incur an obligation or otherwise give value, and the pledgors shall have given the secured party a written demand requesting termination of the Pledge Agreement and any UCC financing statements or other lien filings.

The Pledge Agreement contains customary events of default, representations and warranties of the pledgor, affirmative and negative covenants of the pledgor, and other obligations and rights of the parties.

Option Agreement

As of the Closing, as a condition to the Investor’s purchase of the Debenture the Company entered into an Option Agreement in the form attached as Exhibit 10.4 to this Current Report on Form 8-K (the “Option Agreement”) with certain of the Company’s subsidiaries.

Under the SDPA, the Company within one year from the Closing, agreed to effect a reorganization (the “SPA Spin-Off”), pursuant to which the equity securities of the Spin-Off Entities shall be distributed to, and such Spin-Off Entities will therefore become, subsidiaries of a newly-formed holding company (“Holdco”). Relatedly, the Company agreed to cause each of the Spin-Off Entities to, file an amended and restated certificate of incorporation (each, an “Amended Charter”) of each such Spin-Off Entity with the Secretary of State of the State of Delaware in order to create and issue a new class of common stock of such Spin-Off Entity (the “New Common Stock”).

Under the Option Agreement, the Company and each of the Spin-Off Entities are granting to the Investor, and the Investor is accepting from the Company and each of the Spin-Off Entities, an option to purchase (a) (i) an amount of shares of common stock of Timios (the “Timios Common Stock”) and (ii) an amount of shares of common stock of Justly (the “Justly Common Stock” and, together with the Timios Common Stock, the “Spin-Off Entity Common Stock”), which, in each case for each Spin-Off Entity, shall represent twelve percent (12%) of the then issued and outstanding Timios Common Stock and Justly Common Stock, as applicable, at the time the Spin-Off Call Right is effected, and (b) (i) an amount of shares of New Common Stock of Timios (the “Timios New Shares”), and (ii) an amount of shares of New Common Stock of Justly (the “Justly New Shares” and, together with the Timios New Shares, the “Spin-Off Entity New Shares”), which, in each case for each Spin-Off Entity, shall represent (x) three percent (3%) of the outstanding share capital on an economic basis, and (y) at least fifty-one percent (51%) of the outstanding voting power of such Spin-Off Entity (which, for the avoidance of doubt, shall represent a majority of the outstanding voting power of each such Spin-Off Entity) (the “Spin-Off Entity Majority Voting Power”) at the time the Spin-Off Call Right is effected (the Spin-Off Entity Common Stock and the Spin-Off Entity New Shares are collectively referred to as the “Spin-Off Call Shares”);

At any time on and after the date the Closing, the Company and each Spin-Off Entity hereby grants to the Investor, and the Investor accepts from the Company and each Spin-Off Entity, the Company and each Spin-Off Entity agreed to grant to the Investor, and the Investor agreed to accept from the Company and each Spin-Off Entity, the right (the “Spin-Off Call Right”), to purchase from the Company and each Spin-Off Entity the Spin-Off Call Shares at the Call Purchase Price. Additionally, at any time on and after the date on which the legal existence of Holdco is effective until consummation of the SPA Spin-Off, the Company agreed to grant to the Investor, and the Investor agreed to accept from the Company, the right (the “Holdco Call Right” and, together with the Spin-Off Call Right, the “Call Right”), to purchase from the Company the Holdco Call Shares at the Call Purchase Price. In addition to the option to purchase the Spin-Off Call Shares and pursuant to the terms and conditions set forth in the Option Agreement, the Company agreed to grant to the Investor, and the Investor agreed to accept from the Company, an option to purchase an amount of shares of common stock of Holdco (the “Holdco Common Stock”) that shall represent at least fifty-one percent (51%) of the outstanding voting power of Holdco (which, for the avoidance of doubt, shall represent a majority of the outstanding voting power of Holdco) (the “Holdco Majority Voting Rights Percentage” and, together with the Spin-Off Entity Majority Voting Rights Percentage, the “Majority Voting Rights Percentage”) at the time the Holdco Call Right is effected (the “Holdco Call Shares”).

In the event the Investor exercises all or any part of the Call Right, the aggregate purchase price at which the Investor shall purchase the applicable Call Shares (the “Call Purchase Price”) shall be an amount equal to the Pro Rata Share. For purposes of the Option Agreement, the “Pro Rata Share” means (i) in the case of the Spin-Off Call Shares, an amount equal to fifteen percent (15%) of the book value of the Spin-Off Entities based upon the Company’s balance sheet as of June 30, 2022 (the “Balance Sheet”), and (ii) in the case of the Holdco Call Shares, an amount equal to (x) the book value of the Spin-Off Entities based upon the Balance Sheet, multiplied by (y) the percentage of equity ownership the Investor shall have in Holdco upon receipt of the amount of Holdco Call Shares subject to the Holdco Call Right.

Additional Information

The foregoing is only a summary of the material terms of the SDPA, the Debenture, the Pledge Agreement, the Option Agreement and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such summary is qualified in its entirety by reference to SDPA, the Debenture, the Pledge Agreement, the Option Agreement and the other transaction agreements, which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K to the extent required. The Debenture and the conversion shares are being offering and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Secured Debenture Purchased Agreement dated October 25, 2022.
10.2	Secured Convertible Debenture dated October 25, 2022.
10.3	Pledge Agreement dated October 25, 2022.
10.4	Option Agreement dated October 25, 2022.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: October 26, 2022	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer